EXHIBIT 10.6

SECURITY AGREEMENT
(Subsidiary)

This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 22nd day of September, 2015, jointly and severally, by:

(a) each Domestic Subsidiary (as defined in the Credit Agreement, as hereinafter defined) that is listed on Exhibit A hereto, and any other Domestic Subsidiary that hereafter becomes a party hereto (each such Domestic Subsidiary, collectively, "Pledgors" and, individually, each a "Pledgor"), jointly and severally, in favor of;

(b) KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

1. Recitals.

S&W Seed Company, a Nevada corporation (together with its successors and assigns ("Borrower"), is entering into that certain Credit and Security Agreement, dated as of September 22, 2015, with Lender (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"). Each Pledgor desires that Lender grant the financial accommodations to Borrower as described in the Credit Agreement.

The financing of each Pledgor is provided by the Loans and Letters of Credit, as each term is defined in the Credit Agreement, and each Pledgor deems it to be in the direct pecuniary and business interests of such Pledgor that Borrower obtain from Lender the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit provided for in the Credit Agreement.

Each Pledgor understands that Lender is willing to enter into the Credit Agreement and grant the financial accommodations provided for in the Credit Agreement only upon certain terms and conditions, one of which is that each Pledgor grant to Lender a security interest in the Collateral, as hereinafter defined, of such Pledgor, and this Agreement is being executed and delivered in consideration of Lender entering into the Credit Agreement and each financial accommodation granted to Borrower by Lender, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2. Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

"Account" means an account, as that term is defined in the U.C.C.

"Account Debtor" means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

"Cash Collateral Account" means a commercial Deposit Account designated "cash collateral account" and maintained by one or more Pledgors with Lender, without liability by Lender to pay interest thereon, from which account Lender shall have the exclusive right to withdraw funds until all of the Obligations are paid in full.

"Cash Security" means all cash, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Pledgor presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Lender.

"Collateral" means (a) all of each Pledgor's existing and future (i) personal property; (ii) Accounts, Crops, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory and Equipment; (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any; (iv) Cash Security; and (b) Proceeds and products of any of the foregoing.

"Commercial Tort Claim" means a commercial tort claim, as that term is defined in the U.C.C. (Schedule 7.5 to the Credit Agreement lists all Commercial Tort Claims of Pledgors in existence as of the Closing Date.)

"Deposit Account" means a deposit account, as that term is defined in the U.C.C.

"Equipment" means equipment, as that term is defined in the U.C.C.

"Event of Default" means an event or condition that constitutes an Event of Default, as defined in Section 18.1 hereof.

"General Intangibles" means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, Intellectual Property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

"Hedge Agreement" means any Hedge Agreement, as defined in the Credit Agreement, existing between a Company and Lender (or an affiliate of Lender).

"Intellectual Property" means, collectively, all existing and future right, title and interest in, to and under (a) industrial designs, patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, and copyright registrations and other intellectual property or registrations, whether federal, state or foreign, including, but not limited to, those that are registered or pending as listed on Schedule 6.17 to the Credit Agreement (as such Schedule 6.17 may from time to time be amended, supplemented or otherwise modified); (b) common law trademark rights, copyrights, rights in trade dress, publicity, works of authorship and other unregistered copyrightable material, improvements, and proprietary and confidential information, including, without limitation, personal, financial, and other sensitive data, plans, know-how, processes, formulae, algorithms and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered and all other payments earned under contract rights relating to any of the foregoing; (f) all intangible intellectual or similar property of such Pledgor connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing; and (h) all payments under insurance, including the returned premium upon any cancellation of insurance (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

"Inventory" means inventory, as that term is defined in the U.C.C.

"Investment Property" means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

"Obligations" means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower to Lender (or an affiliate of Lender) pursuant to the Credit Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of Borrower or any other Credit Party pursuant to Letters of Credit; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of any Company now existing or hereafter incurred under, arising out of, or in connection with any Hedge Agreement with Lender (or an affiliate of Lender); (e) every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by any Company or a Pledgor, and includes, without limitation, every liability, whether owing by Borrower or a Pledgor or by Borrower or Pledgor with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or such affiliate) or acquired by Lender (or such affiliate) by purchase, pledge or otherwise and whether participated to or from Lender (or such affiliate) in whole or in part; and (f) all Related Expenses; provided that Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

"Pledged Notes" means the promissory notes payable to one or more Pledgors, as described on Schedule 7.4 to the Credit Agreement, if any, and any additional or future note that may hereafter from time to time be payable to one or more Pledgors.

"Pledged Securities" means all of the shares of capital stock or other equity interest of a Subsidiary of a Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary. As of the Closing Date, the existing Pledged Securities are listed on Schedule 2 to the Credit Agreement.

"Proceeds" means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks, and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Lender to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Lender to a Pledgor's sale, exchange, collection, or other disposition of any or all of the Collateral.

"Securities Account" means a securities account, as that term is defined in the U.C.C.

"Security Agreement Joinder" means a Security Agreement Joinder, substantially in the form of the attached Exhibit B, prepared by Lender and executed and delivered to Lender by a Domestic Subsidiary for the purpose of adding an additional Pledgor as a party to this Agreement.

"U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

"U.C.C. Financing Statement" means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

3. Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, each Pledgor hereby agrees that Lender shall at all times have, and hereby grants to Lender (and affiliates thereof that hold Obligations), a security interest in all of the Collateral of such Pledgor, including (without limitation) all of such Pledgor's future Collateral, irrespective of any lack of knowledge by Lender of the creation or acquisition thereof.

4. Representations and Warranties. All representations and warranties made by Borrower with respect to each Pledgor and contained in the Credit Agreement are incorporated herein by reference and each Pledgor hereby makes such continuing representations and warranties on its own behalf. Each Pledgor hereby further represents and warrants to Lender as follows:

4.1. Such Pledgor is duly organized or formed, as applicable, validly existing and in good standing (where applicable) under the laws of its state of incorporation or formation, as applicable, and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on such Pledgor.

4.2. Such Pledgor has full power, authority and legal right to pledge the Collateral of such Pledgor, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers or authorized representatives, as applicable acting on such Pledgor's behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon such Pledgor in accordance with the terms hereof.

4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by such Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, such Pledgor's Organizational Documents) or of any other writing binding upon such Pledgor in any manner.

4.4. Each Pledgor's state of organization or formation, as applicable, is set forth on Schedule 6.1 to the Credit Agreement. Except as previously disclosed to Lender in writing, no Pledgor has, during the last five years, changed its name or conducted business under a trade or assumed name. Each Pledgor's chief executive office is set forth on Schedule 6.9 to the Credit Agreement. Each Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 6.9 to the Credit Agreement.

4.5. At the execution and delivery hereof, except as permitted pursuant to the Credit Agreement, (a) there is no U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by any Pledgor or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, Lender will have, subject to the Intercreditor Agreement, a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement (other than Commercial Tort Claims); and (e) no Pledgor has entered into any contract or agreement that would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Pledgor.

4.6. Each Pledged Note constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind. No default has occurred under any Pledged Note. Each Pledged Note is either unsecured, or, if secured, Pledgor has a valid, duly perfected security interest in and lien on all of the property that serves to secure its Pledged Notes. No Pledgor has any obligations to make any further or additional loans or advances to, or purchases of securities from, any maker with respect to any of the Pledged Notes of such Pledgor. No Pledged Note of any Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person.

4.7. Each Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to its Intellectual Property, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by such Pledgor not to sue third Persons, except as permitted by the Credit Agreement. Each Pledgor owns all of its Intellectual Property and, whether the same are registered or unregistered, no such Intellectual Property has been adjudged invalid or unenforceable. No Pledgor has knowledge of any claim that the use of any of its Intellectual Property does or may violate the rights of any Person. Each Pledgor has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of its Intellectual Property, except where the failure to do so will not have a material adverse effect on such Pledgor.

4.8. Each Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that such Pledgor has incurred to Lender. No Pledgor is insolvent, as defined in any applicable state or federal statute, nor will any Pledgor be rendered insolvent by the execution and delivery of this Agreement to Lender or any other documents executed and delivered to Lender in connection herewith. No Pledgor has engaged, nor is any Pledgor about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. No Pledgor intends to, nor does any Pledgor believe that it will, incur debts beyond its ability to pay such debts as they mature.

4.9. Such Pledgor has reviewed and is familiar with the terms of the Credit Agreement.

4.10. At the execution and delivery hereof, no Event of Default will exist.

5. Credit Agreement Covenants. All covenants contained in Article V of the Credit Agreement are incorporated herein by reference and each Pledgor shall be bound hereunder by the covenants applicable to such Pledgor with the same force and effect as if such covenants and agreements, as amended from time to time in accordance with the Credit Agreement, were written herein.

6. Corporate Names and Location of Collateral. Without the prior written consent of Lender, no Pledgor shall (a) change its name, or (b) change its jurisdiction or form of organization or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement). Each Pledgor shall also provide Lender with prior written notification of (i) any new locations where any of the Inventory or Equipment of such Pledgor is to be maintained; (ii) the location of any new places of business or the changing or closing of any of its existing places of business; and (iii) any change in such Pledgor's chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by Lender, Lender is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Lender's sole discretion, to perfect or continue perfected the security interest of Lender, in the Collateral. Pledgors shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and shall immediately reimburse Lender therefor if Lender pays the same. Such amounts not so paid or reimbursed shall be Related Expenses.

7. Notice. Pledgors shall give Lender prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by any Pledgor or threaten to make any assessment in respect thereof.

8. Financial Records. Each Pledgor shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied and, without limiting the generality of the foregoing, prepare authentic invoices for all of the Accounts of such Pledgor;

9. Transfers, Liens and Modifications Regarding Collateral. No Pledgor shall, without Lender's prior written consent, except as specifically permitted under the Credit Agreement, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of such Pledgor's Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Lender; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts of such Pledgor except in the ordinary course of business of such Pledgor.

10. Collateral. Each Pledgor shall:

(a) at all reasonable times allow Lender by or through any of Lender's officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Pledgor's books and other records, including, without limitation, the tax returns of such Pledgor, (ii) arrange for verification of the Accounts of such Pledgor, under reasonable procedures, directly with Account Debtors of such Pledgor or by other methods, (iii) examine and inspect the Inventory and Equipment of such Pledgor, wherever located, and (iv) conduct appraisals of such Pledgor's Inventory;

(b) promptly furnish to Lender, upon request, (i) additional statements and information with respect to such Pledgor's Collateral, and all writings and information relating to or evidencing any of the Accounts of such Pledgor (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors of such Pledgor), and (ii) any other writings and information as Lender may request;

(c) promptly notify Lender in writing upon the creation of any Accounts of such Pledgor with respect to which the Account Debtor is the United States of America or any other Governmental Authority, or any business that is located in a foreign country;

(d) promptly notify Lender in writing upon the creation by such Pledgor of a Deposit Account or Securities Account not listed on Schedule 6.19 to the Credit Agreement, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by Section 5.21(d) of the Credit Agreement;

(e) promptly notify Lender in writing whenever the Equipment or Inventory of a Pledgor is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9 to the Credit Agreement and cause to be executed any Landlord's Waiver, Bailee's Waiver, Processor's Waiver or similar document or notice that may be required by Lender;

(f) promptly notify Lender in writing of any information that such Pledgor has or may receive with respect to such Pledgor's Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of Lender with respect thereto;

(g) maintain such Pledgor's (i) Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, (ii) finished goods Inventory in saleable condition, and (iii) other items of Collateral, taken as an entirety, in such conditions as is consistent with generally accepted business practices, ordinary wear and tear excepted;

(h) subject to the provisions of the Intercreditor Agreement, deliver to Lender, to hold as security for the Obligations, within ten Business Days after the written request of Lender, all certificated Investment Property owned by such Pledgor, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of Lender, in form and substance satisfactory to Lender;

(i) provide to Lender, on a quarterly basis (as necessary or as requested by Lender), a list of any patents, trademarks or copyrights that have been federally registered by such Pledgor since the last list so delivered, and, if required by Lender, and provide for the execution of an appropriate Intellectual Property Security Agreement with respect thereto; and

(j) upon request of Lender, but subject to the provisions of the Intercreditor Agreement, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Lender may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Lender its respective rights hereunder and in or to the Collateral.

Each Pledgor hereby authorizes Lender to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral of such Pledgor. If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of such Pledgor, such Pledgor shall, upon request of Lender, (i) execute and deliver to Lender a short form security agreement, prepared by Lender and in form and substance satisfactory to Lender, and (ii) deliver such certificate or application to Lender and cause the interest of Lender to be properly noted thereon. Each Pledgor hereby authorizes Lender or Lender's designated agent (but without obligation by Lender to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and Pledgors shall promptly repay, reimburse, and indemnify Lender for any and all Related Expenses. If Pledgors fail to keep and maintain the Equipment of one or more Pledgors in good operating condition, ordinary wear and tear excepted, Lender may (but shall not be required to) so maintain or repair all or any part of such Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Lender upon demand therefor; Lender may, at its option, debit Related Expenses directly to any Deposit Account of a Pledgor located at Lender.

11. Pledgors' Obligations with Respect to Intellectual Property.

11.1. Subject to the provisions of the Intercreditor Agreement, no Pledgor shall sell or assign its interest in, or, except as permitted in the Credit Agreement, grant any license or sublicense with respect to, any Intellectual Property of such Pledgor, without the prior written consent of Lender. Absent such prior written consent, any attempted sale or license is null and void. No Pledgor shall use the Intellectual Property of such Pledgor in any manner that would jeopardize the validity or legal status thereof. Each Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. 287. Each Pledgor shall use commercially reasonable efforts to conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols ®, ™, and SM where appropriate.

11.2. Except as excused pursuant to the Credit Agreement or otherwise agreed to by Lender in writing, each Pledgor shall have the duty to prosecute diligently any patent, trademark, servicemark or copyright application pending as of the date of this Agreement or thereafter until this Agreement shall have been terminated, to file and prosecute opposition and cancellation proceedings and to do any and all acts that are necessary or desirable to preserve and maintain all rights in the Intellectual Property of such Pledgor, including, but not limited to, payment of any maintenance fees. Any expenses incurred in connection with the Intellectual Property of Pledgors shall be borne by Pledgors. Pledgors shall not abandon any Intellectual Property, without the prior written consent of Lender.

12. Collections and Receipt of Proceeds by Pledgors.

(a) Prior to exercise by Lender of its rights under this Agreement, both (i) the lawful collection and enforcement of all of the Accounts of each Pledgor, and (ii) the lawful receipt and retention by each Pledgor of all Proceeds of all of the Accounts and Inventory of such Pledgor shall be as the agent of Lender.

(b) Each Pledgor shall establish and maintain, or cooperate with Borrower in order for Borrower to establish and maintain, the cash management systems described in Section 7.2 of the Credit Agreement.

(c) At Lender's request each Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box at a location acceptable to Lender, to which Lender shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Lender's customary lock box agreement.

13. Collections and Receipt of Proceeds by Lender. Lender shall, at all times, have the right, but not the duty, to collect and enforce any or all of the Accounts of Pledgors as Lender may deem advisable and, if Lender shall at any time or times elect to do so in whole or in part, Lender shall not be liable to any Pledgor except for its own willful misconduct or gross negligence, if any. Each Pledgor hereby constitutes and appoints Lender, or Lender's designated agent, as such Pledgor's attorney-in- fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Obligations:

(a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in the name of Lender or any Pledgor, any and all of such Pledgor's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral of such Pledgor. Each Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b) to transmit to Account Debtors of such Pledgor, on any or all of the Accounts of such Pledgor, notice of assignment to Lender thereof and the security interest of Lender and to request from such Account Debtors at any time, in the name of Lender or such Pledgor, information concerning the Accounts of such Pledgor and the amounts owing thereon;

(c) after the occurrence of an Event of Default, to transmit to purchasers of any or all of the Inventory of each Pledgor, notice of the security interest of Lender and to request from such purchasers at any time, in the name of Lender or such Pledgor, information concerning the Inventory of such Pledgor and the amounts owing thereon by such purchasers;

(d) after the occurrence of an Event of Default, to notify and require Account Debtors on the Accounts of such Pledgor and purchasers of the Inventory of such Pledgor to make payment of their indebtedness directly to Lender;

(e) after the occurrence of an Event of Default, to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts of any Pledgor, or any thereof, as Lender, in its sole discretion, may deem to be advisable;

(f) after the occurrence of an Event of Default, to enforce the Accounts of any Pledgor or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of Lender or such Pledgor, and to withdraw any such suit or other proceeding. Each Pledgor agrees to lend every assistance requested by Lender in respect of the foregoing, all at no cost or expense to Lender and including, without limitation, the furnishing of such witnesses and of such records and other writings as Lender may require in connection with making legal proof of any Account of such Pledgor. Each Pledgor agrees to reimburse Lender in full for all court costs and reasonable attorneys' fees and every other cost, expense or liability, if any, incurred or paid by Lender in connection with the foregoing, which obligation of Pledgors shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;

(g) to take or bring, in the name of Lender or such Pledgor, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(h) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into such Pledgor's Cash Collateral Account or, at the option of Lender, to apply them as a payment on the Loans or any other Obligations in accordance with the Credit Agreement.

14. Lender's Authority Under Pledged Notes. For the better protection of Lender hereunder, each Pledgor has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note of such Pledgor and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with Lender. Each Pledgor irrevocably authorizes and empowers Lender to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes of such Pledgor; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in Lender's discretion, any right, power or privilege granted to the holder of any Pledged Note of such Pledgor by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse such Pledgor's name to each check or other writing received by Lender as a payment or other proceeds of or otherwise in connection with any Pledged Note of such Pledgor; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes of such Pledgor, in each case by suit or otherwise as Lender may desire; and (g) enforce the security, if any, for the Pledged Notes of such Pledgor by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as Lender, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate Lender to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 14 or prohibit Lender from settling, withdrawing or dismissing any action, suit or proceeding or require Lender to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

15. Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly notify Lender thereof in a writing signed by such Pledgor, that sets forth the details thereof and grants to Lender a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to Lender.

16. Use of Inventory and Equipment. Until the exercise by Lender of its rights under this Agreement, each Pledgor may (a) retain possession of and use the Inventory and Equipment of such Pledgor in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on such Pledgor's business.

17. Authorization and Appointments.

(a) Each Pledgor hereby irrevocably authorizes and appoints Borrower to take all such actions, and exercise all such powers, as are granted to, or contemplated to be taken by, the Borrower pursuant to the Credit Agreement.

(b) Each Pledgor hereby agrees to, and hereby ratifies, all authorizations and appointments granted by such Pledgor to Lender, or contemplated to be given to Lender by such Pledgor, under the terms of the Credit Agreement.

(c) Each Pledgor authorizes Borrower to establish and maintain, on behalf of such Pledgor, until the payment in full of the Obligations and the termination of the Credit Agreement, the cash management systems described in Section 7.2 of the Credit Agreement.

18. Events of Default and Remedies.

18.1. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

18.2. Lender shall at all times have the rights and remedies of a secured party under the U.C.C. as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, any Note or any other Loan Document, or otherwise provided in law or equity. Upon the occurrence of an Event of Default and at all times thereafter, Lender may require each Pledgor to assemble such Pledgor's Collateral, which each Pledgor agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon any Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to any Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to any Pledgor or any other Person or property, all of which each Pledgor hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its sole discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to any Pledgor or to any other Person in the case of any sale of Collateral that Lender determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Pledgors no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Each Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights each Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgors, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right, pursuant to the Credit Agreement, to obtain new appraisals of each Pledgor or the Collateral, the cost of which shall be paid by Pledgors.

19. Maximum Liability of Each Pledgor and Rights of Contribution. It is the desire and intent of each Pledgor, Lender that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Pledgor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement by any Pledgor exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Pledgor from other affiliates of Borrower) would not render the rights to payment of Lender hereunder void, voidable or avoidable under any applicable fraudulent transfer law. Pledgors hereby agree as among themselves that, in connection with the payments made hereunder, each Pledgor shall have a right of contribution from each other Credit Party in accordance with applicable law. Such contribution rights shall be waived until such time as the Obligations have been irrevocably paid in full, and no Pledgor shall exercise any such contribution rights until the Obligations have been irrevocably paid in full.

20. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, otherwise the following Business

Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received.

21. No Waiver or Course of Dealing. No course of dealing between any Pledgor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22. Remedies Cumulative. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Lender may have or acquire by operation of law, by other contract or otherwise. Each right, power or privilege may be exercised by Lender either independently or concurrently with other rights, powers and privileges and as often and in such order as Lender may deem expedient. All of the rights and remedies of Lender with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

23. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

24. Modifications. This Agreement may be amended or modified only by a writing signed by Pledgors and Lender. No waiver or consent granted by Lender in respect of this Agreement shall be binding upon Lender unless specifically granted in writing, which writing shall be strictly construed.

25. Assignment and Successors. This Agreement shall not be assigned by any Pledgor without the prior written consent of Lender. This Agreement shall be binding upon each Pledgor and its successors and permitted assigns and shall inure to the benefit of and be enforceable and exercisable by Lender and its successors and assigns. Any attempted assignment or transfer without the prior written consent of Lender shall be null and void.

26. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

27. Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile or electronic signature, which, when so executed and delivered, shall be deemed to be an original.

28. Additional Pledgors. Additional Domestic Subsidiaries may become a party to this Agreement by the execution of a Security Agreement Joinder and delivery of such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel, as required by Section 5.20 of the Credit Agreement. At the option of Lender, a Domestic Subsidiary may also grant to Lender a security interest in the assets of such Domestic Subsidiary to secure the Obligations pursuant to a separate Security Agreement executed by such Domestic Subsidiary.

29. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of each Pledgor, Lender hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws that would result in the application of the law of any other state. Each Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Pledgor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Ohio shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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11903537.3

JURY TRIAL WAIVER. EACH PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGORS, BORROWER, LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement as of the date first set forth above.

Address: 7108 N. Fresno St. Suite 380 Fresno, California 93720 Attention: Manager	SEED HOLDING, LLC By: /s/ Mark S. Grewal Mark S. Grewal Manager
Address: 7108 N. Fresno St. Suite 380 Fresno, California 93720 Attention: Manager	STEVIA CALIFORNIA, LLC By: /s/ Mark S. Grewal Mark S. Grewal Manager

Signature Page to
Security Agreement

EXHIBIT A

PLEDGORS

Seed Holding, LLC, a Nevada limited liability company
Stevia California, LLC, a California limited liability company

EXHIBIT B

FORM OF
SECURITY AGREEMENT JOINDER

This SECURITY AGREEMENT JOINDER (as the same may from time to time be amended, restated, supplemented or otherwise modified, this "Agreement"), is made as of the [__] day of [______, _____] by [______________________], a [___________] [___________] ("New Pledgor"), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

WHEREAS, S&W Seed Company, a Nevada corporation (together with its successors and assigns, "Borrower"), entered into that certain Credit and Security Agreement, dated as of September [__], 2015, with Lender (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement");

WHEREAS, in connection with the Credit Agreement, certain of Borrower's subsidiaries (such subsidiaries, collectively, "Pledgors" and, individually, each a "Pledgor") entered into that certain Security Agreement, dated as of September [__], 2015 (as the same may from time to time be amended, restated or otherwise modified, the "Security Agreement"), pursuant to which Pledgors granted to Lender a security interest in and pledge of certain of their assets;

WHEREAS, New Pledgor, a subsidiary of Borrower, deems it to be in the direct pecuniary and business interests of New Pledgor that Borrower continue to obtain from Lender the financial accommodations provided for in the Credit Agreement;

WHEREAS, New Pledgor understands that Lender is willing to continue grant such financial accommodations only upon certain terms and conditions, one of which is that New Pledgor grant to Lender a security interest in and a collateral assignment of New Pledgor's Collateral, as defined in the Security Agreement, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Borrower by Lender, and for other valuable consideration;

WHEREAS, pursuant to Section 5.20 of the Credit Agreement and Section 28 of the Security Agreement, New Pledgor has agreed that, effective on [_______], [____] (the "Joinder Effective Date"), New Pledgor shall become a party to the Security Agreement and shall become a "Pledgor" thereunder; and

WHEREAS, except as specifically defined herein, capitalized terms used herein that are defined in the Security Agreement shall have their respective meanings ascribed to them in the Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to New Pledgor, the receipt and sufficiency of which are hereby acknowledged, New Pledgor hereby makes the following representations and warranties to Lender, covenants to Lender, and agrees with Lender as follows:

Section 1. Assumption and Joinder. On and after the Joinder Effective Date:

(a) New Pledgor hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a "Pledgor" under the Security Agreement and all of the other Loan Documents (as defined in the Credit Agreement) applicable to it as a Pledgor under the Security Agreement;

(b) New Pledgor shall become bound by all representations, warranties, covenants, provisions and conditions of the Security Agreement and each other Loan Document applicable to it as a Pledgor under the Security Agreement, as if New Pledgor had been the original party making such representations, warranties and covenants; and

(c) all references to the term "Pledgor" in the Security Agreement or in any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, New Pledgor.

Section 2. Grant of Security Interests. In consideration of and as security for the full and complete payment, and performance when due, of all of the Obligations, New Pledgor hereby grants to Lender a security interest in all of New Pledgor's Collateral.

Section 3. Representations and Warranties of New Pledgor. New Pledgor hereby represents and warrants to Lender that:

(a) New Pledgor has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Loan Document to which it is a party. The execution, delivery and performance of this Agreement by New Pledgor and the performance of its obligations under this Agreement, the Security Agreement, and any other Loan Document have been duly authorized by the governing body of New Pledgor and no other corporate proceedings on the part of New Pledgor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Loan Document. This Agreement has been duly executed and delivered by New Pledgor. This Agreement, the Security Agreement and each Loan Document constitutes the legal, valid and binding obligation of New Pledgor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b) Attached hereto as Exhibit A are supplemental schedules to the Credit Agreement, which schedules set forth the information required by the Credit Agreement with respect to New Pledgor.

(c) Each of the representations and warranties set forth in the Security Agreement are true and correct in all material respects on as and as of the date hereof as such representations and warranties apply to New Pledgor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

Section 4. Further Assurances. At any time and from time to time, upon Lender's request and at the sole expense of New Pledgor, New Pledgor will promptly and duly execute and deliver to Lender any and all further instruments and documents and take such further action as Lender reasonably deems necessary or appropriate to effect the purposes of this Agreement.

Section 5. Notice. All notices, requests, demands and other communications to New Pledgor provided for under the Security Agreement and any other Loan Document shall be addressed to New Pledgor at the address specified on the signature page of this Agreement, or at such other address as shall be designated by New Pledgor in a written notice to Lender.

Section 6. Binding Nature of Agreement. All provisions of the Security Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall be binding upon New Pledgor and shall inure to the benefit of Lender and its successors and assigns.

Section 7. Miscellaneous. This Agreement may be executed by facsimile or other electronic signature, that, when so executed and delivered, shall be deemed to be an original.

Section 8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. NEW PLEDGOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG NEW PLEDGOR, BORROWER AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement Joinder as of the date first written above.

Address: _________________________________ _________________________________ Attention: ____________________	[NEW PLEDGOR] By: _________________________________ Name: ______________________________ Title: ___________________________________

EXHIBIT A

SUPPLEMENTAL SCHEDULES TO THE CREDIT AGREEMENT